Exhibit 10.1

EXECUTION

MEMBERSHIP INTEREST PURCHASE AGREEMENT

- BY AND AMONG -

ACTION PRODUCTS INTERNATIONAL, INC.

(“Parent”)

ACTION HEALTHCARE PRODUCTS, INC.

(“Acquirer”)

B.E. OVERSEAS INVESTMENT GROUP, LLC

(“Target”)

AND

THE PERSONS LISTED AS TARGET MEMBERS ON SCHEDULE I

(“Target Members”)

AUGUST 25, 2008

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6.3	Consents	12
6.4	Additional Documents	12
6.5	No Proceedings	12
6.6	No Claim Regarding Membership Interests Ownership or Sale Proceeds	12
6.7	No Prohibition	12
6.8	[omitted]	13
6.9	Swartz Employment Agreement	13

Article VII Conditions Precedent to Target Members’ Obligation to Close		13
7.1	Accuracy of Representations	13
7.2	Parent’s and Acquirer’s Performance	13
7.3	Consents	13
7.4	Additional Documents	13
7.5	No Injunction	13
7.6	No Proceedings	13
7.7	[omitted]	14
7.8	Swartz Employment Agreement	14

Article VIII Termination		14
8.1	Termination Events	14
8.2	Effect of Termination	15

Article IX Indemnification		15
9.1	Survival of Covenants, Warranties and Representations	15
9.2	Limits on Indemnification	15
9.3	Indemnification by Target Members	15
9.4	Indemnification by Parent	16
9.5	Claims	16
9.6	Notice of Third-Party Claims; Assumption of Defense	16
9.7	Settlement or Compromise	17
9.8	Failure of Indemnifying Person to Act	17
9.9	Definition	17

Article X Post-Closing Covenants		18
10.1	Expenses	18
10.2	Confidentiality	18
10.3	Further Assurances	18

Article XI Choice of Law; Venue		19
11.1	Governing Law	19
11.2	Venue of Disputes	19
11.3	Waiver of Jury Trial	19

Article XII Miscellaneous		19
12.1	Amendments and Modification	19
12.2	Entire Agreement; No Third Party Beneficiaries	19
12.3	Notices	20
12.4	Effect of Investigation	20
12.5	Successors and Assigns	20
12.6	Time of Essence	20
12.7	Construction	20
12.8	Severability	20
12.9	Escrow Agreement	20
12.10	Counterparts; Signatures by Facsimile	20

ii

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT, dated as of August 25, 2008 (the “Agreement”), is by and among ACTION PRODUCTS INTERNATIONAL, INC., a Florida corporation, (“Parent”), ACTION HEALTHCARE PRODUCTS, INC., a newly-formed Florida corporation and wholly-owned subsidiary of Parent, (“Acquirer”), B.E. OVERSEAS INVESTMENT GROUP, LLC, a Florida limited liability company (“Target”), and members of Target listed in Schedule I of this Agreement (“Target Members”).

WHEREAS, Target Members own 100% of the membership interests (the “Target Membership Interests”) of Target, in the denominations as set forth opposite their respective names on Schedule I to this Agreement.

WHEREAS, Acquirer desires to acquire from Target Members, and Target Members desire to sell to Acquirer, all of Target Membership Interests for (a) an aggregate of Five Hundred Thousand (500,000) shares (“Consideration Shares”) of common stock (the “Common Stock”) of Parent.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

PURCHASE OF MEMBERSHIP INTERESTS

1.1 Purchase of Membership Interest. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

(a) Parent shall issue and deliver to each of Target Members such Target Member’s portion of the Consideration Shares set forth opposite such Target Member’s name set forth on Schedule I hereto; and

(b) each Target Member shall deliver to Acquirer, Target Membership Interests set forth opposite such Target Member’s name on Schedule I hereto along with an appropriately executed power or endorsed in favor of Acquirer.

1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Tarter Krinsky & Drogin LLP, New York, New York, at 10:00 a.m., Eastern time, as soon as practicable following the satisfaction or waiver of all of the closing conditions set forth in Sections 6 and 7 (the “Closing Date”). Subject to the provisions of Section 8, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 1.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

1.3 Deliveries by Acquirer. At the Closing, Parent and Acquirer shall deliver or cause to be delivered to Target Members:

(a) certificates representing Consideration Shares, issued in the respective names of Target Members as set forth on Schedule I;

(b) a certificate executed by Parent and Acquirer (i) representing and warranting to Target Members that Parent’s and Acquirer’s representations and warranties in this Agreement were accurate in all material respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and (ii) certifying that Parent and Acquirer have complied in all material respects with all respective covenants of Parent and Acquirer under this Agreement; and

(c) any other document reasonably requested by Target Members on or prior to the Closing Date that they deem necessary for the consummation of the transactions contemplated hereby.

1.4 Deliveries by Target Members. At the Closing, Target Members shall deliver or cause to be delivered to Acquirer:

(a) certificates representing Target Membership Interests with powers or endorsed in blank;

(b) letters of resignation from Target’s current managers and officers to be effective on the Closing Date;

(c) an executed spousal consent from the spouse of each Target Member or a certificate from such Target Member that such Target Member is not married;

(d) a certificate executed by each Target Member (i) representing and warranting to Parent and Acquirer that each of Target Members’ representations and warranties in this Agreement were accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and (ii) certifying that Target Members and Target have complied in all material respects with all covenants of Target Members and Target under this Agreement; and

(e) any other document reasonably requested by Parent or Acquirer on or prior to the Closing Date that it deems necessary for the consummation of this transaction.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUIRER

Except as specifically set forth in the Disclosure Schedule prepared by Parent and Acquirer and delivered to Target Members simultaneously with the execution hereof (“Acquirer Disclosure Schedule”), Parent and Acquirer make the following representations and warranties.

2.1 Organization and Qualification. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. Acquirer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. Parent is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which, when taken together with all other failures, is not likely to have a material adverse effect on the business of Parent and its subsidiaries taken as a whole. Acquirer is, or as of the Closing Date will be, in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which, when taken together with all other failures, is not likely to have a material adverse effect on the business of Acquirer and its subsidiaries taken as a whole.

2.2 Authorization.

(a) Parent has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Parent has taken all action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and no other action on the part of Parent is necessary to authorize the execution and delivery by Parent of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, and, assuming due and valid authorization, execution and delivery hereof by Target and each Target Member, this Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

(b) Acquirer has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Acquirer has taken all action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and no other action on the part of Acquirer is necessary to authorize the execution and delivery by Acquirer of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquirer, and, assuming due and valid authorization, execution and delivery hereof by Target and each Target Member, this Agreement constitutes the valid and binding obligation of Acquirer, enforceable against Acquirer in accordance with its terms, except as may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

2.3 No Conflicts or Defaults.

(a) The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the articles of incorporation or by-laws of Parent or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Acquirer is a party or by which Parent is bound, or any judgment, order or decree, or any law, rule or regulation to which Acquirer is subject, (ii) result in the creation of, or give any party the right to create, any lien, mortgage, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance or any other right or adverse interest (“Liens”) upon any of the assets of Parent, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which Parent is a party or by which Parent’s assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, Parent is to perform any duties or obligations or receive any rights or benefits under any agreement, arrangement or commitment to which it is a party.

(b) The execution and delivery of this Agreement by Acquirer and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the certificate of incorporation or by-laws of Acquirer or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Acquirer is a party or by which Acquirer is bound, or any judgment, order or decree, or any law, rule or regulation to which Acquirer is subject, (ii) result in the creation of, or give any party the right to create, any Lien upon any of the assets of Acquirer, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which Acquirer is a party or by which Acquirer’s assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, Acquirer is to perform any duties or obligations or receive any rights or benefits under any agreement, arrangement or commitment to which it is a party.

2.4 Consents and Approvals. None of the execution, delivery or performance of this Agreement by Parent or Acquirer, the consummation by Parent or Acquirer of any of the transactions contemplated or compliance by Parent or Acquirer with any of the provisions hereof will require any filing with, or permit, authorization, consent or approval of, any United States federal, state, local, municipal government or governmental agency or body or non-United States equivalent government or governmental agency or body, including any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a “Governmental Entity” and collectively “Governmental Entities”) or other Person or require any consent, approval or notice under any material agreement to which Parent or Acquirer is a party or Parent or Acquirer or any of their assets are bound.

2.5 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Parent and Acquirer directly with Target Members without the intervention of any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity, (each a “Person”) on behalf of Parent or Acquirer in such a manner as to give rise to any valid claim by any Person against any Target Members for a finder’s fee, brokerage commission or similar payment.

2.6 SEC Documents; Financial Statements. Since January 1, 2004, Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (“1933 Act”) and the Securities Exchange Act of 1934 (“1934 Act”) (the “SEC Documents”). Parent has delivered to each Target Member or his representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the financial statements of Parent disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except: (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

2.7 Misstatements and Omissions. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading. No other information provided by or on behalf of Parent to any Target Member which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.8 Investment Representations. Acquirer is acquiring Target Membership Interests for investment for Acquirer’s own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TARGET MEMBERS

Except as specifically set forth in the Disclosure Schedule prepared by Target Members and delivered to Acquirer simultaneously with the execution hereof (“Target Members Disclosure Schedule”), Target Members make the following representations and warranties.

3.1 Organization and Qualification; Due Authorization.

(a) Target is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, with full power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. Target is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure which is not likely to have a material adverse effect on the business of Target. Pursuant to Section 608.423 of the Florida Limited Liability Company Act, Target and Target Members have adopted the written limited liability company agreement, a true and correct copy of which is annexed hereto as Exhibit 3.1 (the “Operating Agreement”).

(b) Except as set forth in Target Members Disclosure Schedule 3.1(b), Target does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

(c) Target has all requisite power and authority, and each Target Member has the requisite capacity to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Target has taken all action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and no other action on the part of Target is necessary to authorize the execution and delivery by Target of this Agreement or the consummation by it of the transactions contemplated hereby.

(d) This Agreement has been duly executed and delivered by each of Target and each Target Member and, assuming due and valid authorization, execution and delivery thereof by Parent and Acquirer, this Agreement constitutes the valid and binding obligation of each of Target and each Target Member enforceable against each of them in accordance with its terms, except as may be affected by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.2 No Conflicts or Defaults. The execution and delivery of this Agreement by each of Target and each Target Member and the consummation of the transactions contemplated hereby do not and shall not: (a) contravene the governing documents of Target, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Target is a party or by which Target or any of its assets are bound, or any judgment, order or decree, or any law, rule or regulation to which Target or any of its assets are subject, (ii) result in the creation of, or give any party the right to create, any Lien upon any of the assets of Target, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any agreement, arrangement or commitment to which Target is a party or by which Target or any of its assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which Target is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

3.3 Consents and Approvals. None of the execution, delivery or performance of this Agreement by Target or any Target Member, the consummation by Target or any Target Member of any of the transactions contemplated or compliance by Target or any Target Member with any of the provisions hereof will require any filing with, or permit, authorization, consent or approval of, any Governmental Entity or other Person or require any consent, approval or notice under any material agreement to which Target or any Target Member is a party or Target or any Target Member or any of their assets are bound.

3.4 Capitalization. As of the date hereof, all of the equity and/or voting and/or membership interest (the “Membership Interests”) are owned and registered in the names of Target Members and in such amounts as set forth on Schedule I hereto. All of the outstanding Membership Interests are duly authorized, validly issued, fully paid and non-assessable. There is no voting debt of Target issued and outstanding. Except for Target Membership Interests, as of the date hereof, (i) there are no other Membership Interests issued or outstanding; (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued Membership Interests, obligating Target to issue, transfer or sell or cause to be issued, transferred or sold any Membership Interests of, or other equity or debt interest in, Target or securities convertible into or exchangeable for such Membership Interests or equity interests, or obligating Target to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of Target to repurchase, redeem or otherwise acquire any Membership Interests of Target. There are no voting trusts or other agreements or understandings to which Target or any Target Member is a party with respect to the voting of the Membership Interests of Target. The Target Membership Interests are duly authorized, validly issued, fully paid, non-assessable and free and clear of any Liens. The assignments, endorsements, stock powers and other instruments of transfer delivered by each Target Member to Acquirer at the Closing will be sufficient to transfer such Target Member’s entire interest, legal and beneficial, in Target Membership Interests. Each Target Member has full power and authority to convey good and marketable title to all of Target Membership Interests, and upon transfer to Acquirer of the certificates representing such Target Membership Interests, Acquirer will receive good and marketable title to such Target Membership Interests, free and clear of all Liens.

3.5 Absence of Undisclosed Liabilities. Target has no direct or indirect liability, indebtedness, obligation, claim, loss, damage, deficiency, guaranty or endorsement of any nature, whether absolute or contingent, accrued or unaccrued, due or to become due or liquidated or unliquidated, except for those liabilities of Target specifically identified in the Target Members Disclosure Schedule.

3.6 No Contract Defaults. Neither Target nor, to any Target Member’s knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which Target is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by Target or, to the knowledge of any Target Member, any other person or entity. Target has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

3.7 Compliance with Law. Target is not conducting its business or affairs in violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of Target’s insurance carriers. Target has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

3.8 No Conflict of Interest. No Target Member has or claims to have any direct or indirect interest in any tangible or intangible property used in the business of Target, except as a holder of Target Membership Interests. No Target Member has any direct or indirect interest in any other Person which conducts a business similar to, has any contract or arrangement with, or does business or is involved in any way with, Target, except for the ownership of less than 5% of any class of securities of any publicly held corporation.

3.9 Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of Target or any Target Member, threatened, against or affecting the business of Target, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of Target or any Target Member, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve month period preceding the date hereof. There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of Target. Target has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

3.10 Full Disclosure. No representation or warranty by Target or Target Member contained in this Agreement and no statement contained in any document (including financial statements and the Disclosure Schedule), certificate, or other writing furnished by Target or Target Members to Parent or Acquirer or any of their representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

3.11 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Target and Target Members directly without the intervention of any Person on behalf of Target or Target Members in such a manner as to give rise to any valid claim by any Person against Target, Parent or Acquirer for a finder’s fee, brokerage commission or similar payment.

3.12 Purchase for Investment.

(a) Each Target Member is acquiring the Consideration Shares for investment for such Target Member’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Target Member has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Target Member further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Consideration Shares.

(b) Each Target Member understands that the offer and sale of the Consideration Shares have not been registered under the 1933 Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Acquirer’s reliance on such exemption is predicated on such Target Member’s representations set forth herein.

(c) Each Target Member represents that he is an “accredited investor” as that term is defined in Regulation D promulgated under the 1933 Act.

3.13 Investment Experience. Each Target Member acknowledges that he can bear the economic risk of his investment, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Consideration Shares.

3.14 Information. Each Target Member has carefully reviewed such information as such Target Member deemed necessary to evaluate an investment in the Consideration Shares. To the full satisfaction of each Target Member, he has been furnished all materials that he has requested relating to Parent and Acquirer and the issuance of the Consideration Shares hereunder, and each Target Member has been afforded the opportunity to ask questions of representatives of Parent and Acquirer to obtain any information necessary to verify the accuracy of any representations or information made or given to such Target Member.

3.15 Restricted Securities. Each Target Member understands that the Consideration Shares may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption there from, and that in the absence of an effective registration statement covering the Consideration Shares or any available exemption from registration under the Securities Act, the Consideration Shares must be held indefinitely. Each Target Member is aware that the Consideration Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

ARTICLE IV

COVENANTS OF TARGET MEMBERS PRIOR TO CLOSING DATE

4.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Target Members will, and will cause Target and its Representatives to, (a) afford Parent and Acquirer and their Representatives and prospective lenders and/or investors and their Representatives (collectively, “Acquirer’s Advisors”) full and free access to Target’s personnel, properties, contracts, books and records, and other documents and data, (b) furnish Parent, Acquirer and Acquirer’s Advisors with copies of all such contracts, books and records, and other existing documents and data as Acquirer may reasonably request, and (c) furnish Parent, Acquirer and Acquirer’s Advisors with such additional financial, operating, and other data and information as Parent or Acquirer may reasonably request. The term “Representative” shall mean, with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, investment bankers and financial advisors.

4.2 Operation of the Businesses of Target. Between the date of this Agreement and the Closing Date, Target Members will, and will cause Target to:

(a) conduct the business of Target only in the ordinary course of business;

(b) use their best efforts to preserve intact the current business organization of Target, keep available the services of the current officers, employees, and agents of Target, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with Target;

(c) confer with Parent and Acquirer concerning operational matters of a material nature;

(d) otherwise report periodically to Parent and Acquirer concerning the status of the business, operations, and finances of Target;

(e) not make any dividends or other distributions of cash or other property, or commit to make any such dividend or distribution, to any of Target Members or any affiliate of any Target Member;

(f) not make any payments, or commit to make any payments, to any of Target Members or any affiliate of any Target Member other than in the ordinary course of business on terms no less favorable to Target than could be obtained in an arm’s-length transaction; and

(g) not amend or replace, or waive any condition, agreement or requirement under, the Operating Agreement.

4.3 Required Approvals. As promptly as practicable after the date of this Agreement, Target Members will, and will cause Target to, make all filings required by any law, rules, regulation or order to be made by any of them in order to consummate the transactions contemplated hereby. Between the date of this Agreement and the Closing Date, Target Members will, and will cause Target to, (a) cooperate with Acquirer with respect to all filings that Acquirer elects to make or is required by any legal requirements to make in connection with the transactions contemplated hereby, and (b) cooperate with Acquirer in obtaining all consents required by any legal requirements to make in connection with the transactions contemplated hereby.

4.4 Regulation FD Confidentiality. Each Target Member and its advisors and representatives who receive material nonpublic information acknowledge and agree that Parent is specifically relying upon Rule 100(b)(2)(ii) of Regulation FD in providing such information to such Target Member or its advisors or representatives and that such Target Member, on behalf of himself and his advisors and representatives, will not use such information in violation of United States securities laws, purchase or sell any of Parent’s securities, and keep such information in confidence, until such time as Parent makes public such material nonpublic information in accordance with the United States securities laws.

4.5 Notification. Between the date of this Agreement and the Closing Date, each Target Member will promptly notify Acquirer in writing if such Target Member or Target becomes aware of any fact or condition that causes or constitutes a breach of any of Target Members’ representations and warranties as of the date of this Agreement, or if such Target

Member or Target becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Target Member Disclosure Schedule if the Target Member Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, Target Members will promptly deliver to Acquirer a supplement to the Target Members Disclosure Schedule specifying such change. During the same period, each Target Member will promptly notify Acquirer of the occurrence of any breach of any covenant of Target Members in this Article IV or of the occurrence of any event that may make the satisfaction of the conditions in Article VI impossible or unlikely.

4.6 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Article VIII, Target Members will not, and will cause Target and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any Person (other than Parent or Acquirer) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of Target, or any of the Membership Interests of Target, or any merger, consolidation, business combination, or similar transaction involving Target.

4.7 Best Efforts. Between the date of this Agreement and the Closing Date, Target Members will use their best efforts to cause the conditions in Sections 6 and 7 to be satisfied.

ARTICLE V

COVENANTS OF PARENT AND ACQUIRER PRIOR TO CLOSING DATE

5.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Parent and Acquirer will make all filings required by any law, rules, regulation or order to be made by it in order to consummate the transactions contemplated hereby. Between the date of this Agreement and the Closing Date, Parent and Acquirer will: (a) cooperate with Target Members with respect to all filings that Target Members are required by any legal requirement to make in connection with the transactions contemplated hereby, and (b) cooperate with Target Members in obtaining all consents required by any legal requirements to make in connection with the transactions contemplated hereby.

5.2 Best Efforts. Between the date of this Agreement and the Closing Date, Acquirer will use its best efforts to cause the conditions in Sections 6 and 7 to be satisfied.

ARTICLE VI

CONDITIONS PRECEDENT TO PARENT’S AND ACQUIRER’S

OBLIGATION TO CLOSE

Acquirer’s obligation to purchase the Target Membership Interests and Parent’s obligation to issue the Consideration Shares and their respective obligations to take the other actions required to be taken by Acquirer and Parent at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Acquirer and Parent, in whole or in part):

6.1 Accuracy of Representations. All of Target’s and Target Members’ representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Target Members Disclosure Schedule.

6.2 Target Members’ Performance. All of the covenants and obligations that Target Members are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

6.3 Consents. Each of the consents required to be obtained by Target or Target Members to consummate the transactions contemplated hereby must have been obtained and must be in full force and effect.

6.4 Additional Documents. Target Members shall have delivered to Acquirer such documents as Acquirer may reasonably request for the purpose of: (a) evidencing the accuracy of any of Target’s and Target Members’ representations and warranties, (b) evidencing the performance by any Target Member of, or the compliance by any Target Member with, any covenant or obligation required to be performed or complied with by such Target Member, (c) evidencing the satisfaction of any condition referred to in this Article VI, or (d) otherwise facilitating the consummation or performance of any of the transactions contemplated hereby.

6.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against Parent or Acquirer, or against any Person affiliated with Parent or Acquirer, any legal proceeding: (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

6.6 No Claim Regarding Membership Interests Ownership or Sale Proceeds. There must not have been made or threatened by any Person, other than the Target Members, any claim asserting that such Person: (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any Membership Interests of, or any other voting, equity, or ownership interest in, Target, or (b) is entitled to all or any portion of the Consideration Shares.

6.7 No Prohibition. Neither the consummation nor the performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Acquirer or any Person affiliated with Parent or Acquirer to suffer any material adverse consequence under, (a) any applicable law, rule, regulation or order, or (b) any law, rules, regulation or order that has been published, introduced, or otherwise formally proposed by or before any Governmental Entity.

6.8 [omitted]

6.9 Swartz Employment Agreement. Parent and Neil Swartz (“Swartz”) shall have each executed and delivered the Employment Agreement by and between Parent and Swartz, in substantially the form attached hereto as Exhibit 6.9 (the “Employment Agreement”).

ARTICLE VII

CONDITIONS PRECEDENT TO TARGET MEMBERS’ OBLIGATION TO CLOSE

Target Members’ obligation to sell the Target Membership Interests and to take the other actions required to be taken by Target Members at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Target Members, in whole or in part):

7.1 Accuracy of Representations. All of Parent’s and Acquirer’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

7.2 Parent’s and Acquirer’s Performance. All of the covenants and obligations that Parent or Acquirer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

7.3 Consents. Each of the consents required to be obtained by Parent or Acquirer to consummate the transactions contemplated hereby must have been obtained and must be in full force and effect.

7.4 Additional Documents. Parent and Acquirer shall have delivered to Target Members such documents as Target Members may reasonably request for the purpose of: (a) evidencing the accuracy of any of Parent’s or Acquirer’s representations and warranties, (b) evidencing the performance by Parent or Acquirer of, or the compliance by Parent or Acquirer with, any covenant or obligation required to be performed or complied with by Parent or Acquirer, (c) evidencing the satisfaction of any condition referred to in this Article VII, or (d) otherwise facilitating the consummation or performance of any of the transactions contemplated hereby.

7.5 No Injunction. There must not be in effect any law, rule, regulation or order that (a) prohibits the sale of the Membership Interests by Target Members to Acquirer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

7.6 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against Parent or Acquirer, or against any Person affiliated with Parent or Acquirer, any legal proceeding: (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

7.7 [omitted].

7.8 Swartz Employment Agreement. Parent and Swartz shall have each executed and delivered the Employment Agreement.

ARTICLE VIII

TERMINATION

8.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

(a) by

(i) (A) Parent or Acquirer or (B) Target Members holding a majority of the Target Membership Interests,

(ii) if a material breach of any provision of this Agreement has been committed by the other party and such breaching party has been given notice of such breach and opportunity to cure and such breaching party has failed to materially cure such breach, unless such breach has been waived by the other party;

(b) by

(i) Parent or Acquirer if any of the conditions in Article VI has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Parent or Acquirer to comply with its obligations under this Agreement) and Parent or Acquirer has not waived such condition on or before the Closing Date; or

(ii) Target Members, if any of the conditions in Article VII has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Target or any Target Member to comply with any of their respective obligations under this Agreement) and Target Members holding a majority of the Target Membership Interests have not waived such condition on or before the Closing Date;

(c) by mutual consent of (i) Parent and Acquirer and (ii) Target Members holding a majority of the Target Membership Interests; or

(d) by

(i) (A) Parent or Acquirer or (B) Target Members holding a majority of the Target Membership Interests

(ii) if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before August 31, 2008, or such later date as the parties may agree upon.

8.2 Effect of Termination. Each party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 4.4, 10.1 and 10.2 will survive.

ARTICLE IX

INDEMNIFICATION

9.1 Survival of Covenants, Warranties and Representations. Each of the covenants, representations and warranties of Target, Target Members, Parent and Acquirer in this Agreement or in any certificate, schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date and shall continue in force until the third anniversary of the Closing Date (the “Termination Date”).

9.2 Limits on Indemnification. The parties hereto agree that any indemnification payments to be made pursuant to this Agreement by any of Target Members on the one hand or Acquirer on the other hand shall be subject to the requirement that no claim may be made until the aggregate amount of indemnifiable Losses (as defined herein) incurred by Target Members on the one hand or Acquirer on the other hand exceeds $5,000.00, at which time such claim for indemnification may be made for the aggregate amount of all indemnifiable Losses. The parties hereto further agree that any indemnification payments to be made by any of Target Members pursuant to a claim arising under Section 9.3(c) herein shall be reduced dollar for dollar by net profits (as determined by generally accepted accounting principals as modified by rules and regulations of the SEC and as consistently applied by Acquirer) earned by Acquirer.

9.3 Indemnification by Target Members. Each of Target Members, jointly and severally, agrees to indemnify Parent, Acquirer, Target, and each of their officers, directors, shareholders, employees, subsidiaries, affiliates, control persons, successors and assigns against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by any of them relating to or arising out of or in connection with any of the following:

(a) any breach of or any inaccuracy in any representation or warranty made by Target Members in this Agreement or any document delivered at the Closing; or

(b) any breach of or failure by any of Target Members to perform any covenant or obligation of such party set out or contemplated in this Agreement or any document delivered at the Closing; or

(c) any judicial or other legally binding determination that any of Parent and Acquirer, or any of their officers, directors, shareholders, employees, subsidiaries, affiliates, control persons, successors and assigns, excluding any of the entities listed under Section 3.1(b) of the Target Members Disclosure Schedule (the “Portfolio Companies”), shall be obligated for any debt, liability or obligation of any of Target or any of the Portfolio Companies, as a result of (i) any acts or omissions by any Person occurring prior to the Closing and (ii) such claim is by any of VISIOMED S.A.S., MEDICALINOV LLC, SIZER CAPITAL PARTNERS, LP, BIGI, LLC, or VISIOMED INTERNATIONAL, INC., or any of their respective equity holders or creditors in their capacity as such.

9.4 Indemnification by Parent. Parent agrees to indemnify each of Target Member against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

(a) any breach of or any inaccuracy in any representation or warranty made by Parent or Acquirer in this Agreement or any document delivered at the Closing;

(b) any breach of or failure by Parent or Acquirer to perform any covenant or obligation set out or contemplated in this Agreement or any document delivered at the Closing.

9.5 Claims. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the indemnified person (“Indemnified Person”) shall promptly give notice to the indemnifying person (“Indemnifying Person”) of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within thirty days of receiving notice thereof, the Indemnified Person shall be entitled to recover, on the thirty-fifth day after such notice was given, from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted; if the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover, on the thirty-fifth day after such notice was given, from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person’s claim for the difference.

9.6 Notice of Third-Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person’s delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that (i) the Indemnifying Person’s counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person’s reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person’s counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the reasonable fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

9.7 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any claim, suit, action or proceeding shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no obligation, restriction or Loss shall be imposed on either the Indemnifying Person or the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person will give the Indemnifying Person at least thirty days’ notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

9.8 Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

9.9 Definition. “Loss” or “Losses” means any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including reasonable attorneys’ fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable herein, the terms “Loss” and “Losses” shall include any and all attorneys’ fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity. No Loss shall be reduced by reason of tax benefits allegedly enjoyed as a result of such Loss by any Indemnified Party. Without limitation, “Loss” and “Losses” shall include fees and disbursements of counsel incurred by any Indemnified Party in an action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise.

ARTICLE X

POST-CLOSING COVENANTS

10.1 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

10.2 Confidentiality. In the course of the discussions and negotiations, Target and Target Members, on the one hand, and Acquirer, on the other, may disclose to the other certain proprietary, confidential or other non-public information (collectively, the “Information”) relating to its business. Except as herein set forth, neither party shall: (a) reveal or make known to any Person, other than its own management and advisors, including its attorneys, accountants and investment bankers, or (b) utilize in its own business or (c) make any other usage of, any Information disclosed to it by the other in connection with the discussions and negotiations above mentioned. Notwithstanding the foregoing, (i) each party may disclose any Information received from the other party to any governmental or regulatory authority in connection with obtaining approval of the transactions contemplated hereby or as otherwise may be required by applicable law or is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby, and (ii) if required, Acquirer may disclose any Information received from Target or any Target Member to Acquirer’s lenders and funding sources in connection with obtaining financing and/or obtaining their approval of the transactions contemplated hereby. A party’s obligations with respect to any item of Information disclosed to it shall terminate if that item of Information becomes disclosed in published literature or otherwise becomes generally available to the public; provided, however, that such public disclosure did not result, directly or indirectly, from any act, omission, or fault of such party with respect to that item of Information. Further, this Section 10.2 shall not apply to any item of Information which at the time of disclosure was already generally available to the public or which at the time of disclosure was already in the possession of the party intending to utilize the item of Information and was not acquired by such party, directly or indirectly, from the disclosing party as protected information under a confidentiality agreement. The parties agree that the Information either party has received or may receive from the other has been and will be used by the receiving party solely for the limited purpose of its investigation and evaluation of the other party in connection with this Agreement and the consummation of the transactions contemplated hereby. If the transactions contemplated hereby are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

10.3 Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree to execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement.

ARTICLE XI

CHOICE OF LAW; VENUE

11.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

11.2 Venue of Disputes. In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement or any matters described or contemplated herein, with respect to any of the matters described or contemplated herein, the parties to this Agreement hereby:

(a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent jurisdiction located within the City, County and State of New York, whether a state or federal court;

(b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section shall be deemed to prevent any party from seeking to remove any action to a federal court in and located in the City, County, and State of New York;

(c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum.

11.3 Waiver of Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

ARTICLE XII

MISCELLANEOUS

12.1 Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

12.2 Entire Agreement; No Third Party Beneficiaries. This Agreement and the other agreements and other documents to be delivered at the Closing as provided in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

12.3 Notices. Notices required under this Agreement shall be deemed to have been adequately given if delivered in person or sent by certified mail, return receipt requested, to the recipient at its address set forth on Schedule I or such other address as such party may from time to time designate in writing.

12.4 Effect of Investigation. Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Acquirer shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by, Target Members or Target made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Acquirer.

12.5 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties.

12.6 Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.7 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. The Disclosure Schedules are hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neutral gender each includes the others where the context so indicates.

12.8 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

12.9 Escrow Agreement. At the Closing, and as a condition of Closing, the parties hereto shall execute and deliver an Escrow Agreement, the form of which is annexed hereto as Exhibit 12.9.

12.10 Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. In the event that any signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[signatures on following page]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ RONALD KAPLAN
Name:	Ronald Kaplan
Title:	CEO

ACTION HEALTHCARE PRODUCTS, INC.

By:	/s/ RONALD KAPLAN
Name:	Ronald Kaplan
Title:	CEO

B.E. OVERSEAS INVESTMENT GROUP, LLC

By:	/s/ NEIL SWARTZ
Name:	Neil Swartz
Title:	CEO

TARGET MEMBERS:

/s/ NEIL SWARTZ
Neil Swartz

/s/ CRAIG SIZER
Craig Sizer

SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of                                          and that the undersigned is familiar with the terms of the Membership Interest Purchase Agreement attached hereto and all related agreements and instruments executed pursuant to or in connection with the Membership Interest Purchase Agreement (together the “Agreements”). The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of such Agreements shall be irrevocably bound by the terms of such Agreements and by any amendment, modification, waiver or termination signed by the undersigned’s spouse. The undersigned further agrees that the undersigned’s community property interest, if any, in all property which is the subject of such Agreements shall be irrevocably bound by the terms of such Agreements, and that such Agreements shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate such Agreements, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest, if any, of the undersigned in all property which is the subject of such Agreements and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated: August     , 2008

Name:

SCHEDULE I

TARGET MEMBERS:

Target Member’s Name and Address	Target Membership Interests	Number of Consideration Shares
Neil Swartz 16699 Collins Avenue, #3204 Sunny Isles Beach, FL 33160	50%	250,000

Craig Sizer 9499 Collins Avenue, #1005 Surfside, FL 33154	50%	250,000

TARGET:

To the Target Members set forth above

PARENT AND ACQUIRER:

Action Products International, Inc.

Attn: Ronald S. Kaplan, President

1101 N. Keller Road, Suite E

Orlando, Florida 32810

ACQUIRER DISCLOSURE SCHEDULE

2.3(a) – Consent of Parent’s asset based lender, Presidential Financial.

2.4 – Filing Form D and Form 8-K with SEC. Filing of additional listing of securities with Nasdaq.

TARGET MEMBERS DISCLOSURE SCHEDULE

3.1(b) – Subsidiaries

•	50% interest in Natural Expression Gift Corp (based in Miramar, Florida)

•	50% interest in VisioMed International

3.5 – office lease for 1 year at $1,000 a month

Exhibit 3.1

Operating Agreement

[omitted]

Exhibit 6.9

Employment Agreement

[omitted]

Exhibit 12.9

Escrow Agreement

[omitted]